UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 14, 2017

IOVANCE BIOTHERAPEUTICS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State of Incorporation)

001-36860	75-3254381
Commission File Number	(I.R.S. Employer Identification No.)

999 Skyway Road, Suite 150
San Carlos, California	94070
(Address of Principal Executive Offices)	(Zip Code)

(650) 260-7120
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01. Other Events.

On September 8, 2017, the Board of Directors of Iovance Biotherapeutics, Inc. (“Iovance”) approved the terms of a consulting agreement to be entered into with Iain Dukes, D. Phil, the Chairman of Iovance’s Board of Directors, and as compensation for his consulting services, the Board granted Dr. Dukes a ten-year, non-qualified stock option (the “Stock Option”) to purchase up to 150,000 shares of Iovance’s common stock, $0.000041666 par value per share, at an exercise price of $7.30 per share (the closing trading price of the common stock on The Nasdaq Stock Market on September 8, 2017).  On September 14, 2017, Dr. Dukes and Iovance entered into a three-year Consulting Agreement pursuant to which Dr. Dukes agreed to consult with Iovance regarding business development opportunities, licensing transactions and technology acquisitions by Iovance, and any such strategic initiatives appropriate for Iovance that Dr. Dukes may identify. The Stock Option shall be exercisable, and shall vest in 12 quarterly installments commencing on September 8, 2017 (with 1/12th of the option shares having vested on the date of grant). The vesting of the Stock Option will accelerate, and the entire Stock Option will become fully vested upon the closing of a significant licensing transaction, a material product acquisition, a material strategic transaction, or upon a Change of Control transaction. A “Change of Control” is defined to mean: (1) a merger or consolidation or the sale or exchange by the stockholders of Iovance of capital stock of Iovance, where the stockholders of Iovance immediately before such transaction do not obtain or retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock or other voting equity of the surviving or acquiring corporation or other surviving or acquiring entity, in substantially the same proportion as before such transaction; (2) any transaction or series of related transactions to which Iovance is a party in which in excess of fifty percent (50%) of Iovance’s voting power is transferred; or (3) the sale or exchange of all or substantially all of Iovance’s assets (other than a sale or transfer to a subsidiary of Iovance as defined in section 424(f) of the Internal Revenue Code of 1986, as amended), where the stockholders of Iovance immediately before such sale or exchange do not obtain or retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock or other voting equity of the corporation or other entity acquiring Iovance’s assets, in substantially the same proportion as before such transaction.

The Board of Directors determined that, as a result of the Consulting Agreement and option grant, Dr. Dukes was no longer “independent” under the NASDAQ Stock Market’s listing standards.  As a result, Dr. Dukes has resigned from the Board’s Audit Committee and Nominating and Governance Committee.  Since both the Audit Committee and Nominating and Governance Committee have sufficient members following Dr. Dukes’ resignation, the Board did not appoint a replacement to fill Dr. Dukes’ position.  The Board has not appointed an independent lead director, but may do so in the future.

Item 9.01 Financial Statements And Exhibits

(d)	Exhibits:

The following exhibit is filed as part of this Current Report:

Exhibit No.	Description
10.1	Consulting Agreement, dated September 14, 2017, between Iovance Biotherapeutics, Inc. and Iain Dukes, D. Phil.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 15, 2017	IOVANCE BIOTHERAPEUTICS, INC.

	By:	/s/ MARIA FARDIS
Maria Fardis, Chief Executive Officer